                                                                   EXHIBIT 23.01


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Cadence Design Systems, Inc.:

We consent to the incorporation by reference in the registration statements (No.s 333-108251, 333-105492, 333-105488, 333-105481, 333-104720, 333-103657,
333-103250, 333-102648, 333-101693, 333-101692, 333-88390, 333-87674, 333-85080,
333-82044, 333-75874, 333-65116, 333-56898, 333-69589, 333-33330, 333-93609,
333-85591, 333-69589, 333-71717, 333-65529, 333-61029, 333-40047, 333-34599,
333-27109, 333-18963, 333-53913, 33-48371, 33-43025, 33-34910, 33-32373,
33-22652, 33-17722) on Form S-8 of Cadence Design Systems, Inc., of our report dated March 24, 2004, relating to the consolidated balance sheets of Cadence Design Systems, Inc., as of January 3, 2004 and December 28, 2002 and the consolidated statement of operations, stockholders' equity and comprehensive income and cash flows for the years then ended, and the Fiscal 2003 and Fiscal 2002 financial statement schedules, appearing elsewhere in this Form 10-K.

Our report dated March 24, 2004, contains an explanatory paragraph that states that the Company's consolidated balance sheet as of December 28, 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for the year then ended, have been restated.

Our report also refers to our audit of the adjustments and revised disclosures that were applied to restate the Fiscal 2001 consolidated financial statements as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the Fiscal 2001 consolidated financial statements of Cadence Design Systems, Inc., other than with respect to such adjustments and revised disclosures.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

/s/ KPMG LLP

Mountain View, California
April 2, 2004